UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2012

KAYAK Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35604	54-2139807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 North Water Street, Suite 1 Norwalk, CT 06854 (Address of Principal Executive Offices)(Zip Code)

(203) 899-3100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

KAYAK Software Corporation (“KAYAK”), in connection with the consummation of its initial public offering (“IPO Closing”) on July 25, 2012, issued to certain stockholders, for no cash consideration, 308,032 shares of KAYAK’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”). In addition, at the IPO Closing, certain of KAYAK’s stockholders also vested in a right to buy up to an aggregate of 352,178 shares of Class A Common Stock at an exercise price of $26.00 per share. If not exercised, these purchase rights expire on August 1, 2012. Each of the issuances described herein were in consideration for such stockholders entry into that certain Election and Amendment Agreement, dated April 19, 2012, pursuant to which certain stockholders provided various elections, waivers, consents and amendments related to our capital structure.

In connection with the foregoing issuance, KAYAK relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The securities were issued to a limited number of accredited investors, and transfer is restricted by KAYAK in accordance with the requirements of the Securities Act.

The preceding discussion is qualified in its entirety by, and is subject to, the full text of the Election and Amendment Agreement, which is filed as Exhibit 4.9 to KAYAK’s Amendment No. 10 to the Registration Statement on Form S-1 filed on April 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYAK SOFTWARE CORPORATION

Date: July 26, 2012	By:	/s/ Melissa H. Reiter

Melissa H. Reiter
Chief Financial Officer and Treasurer